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                                                                    EXHIBIT 99.1


                       COMMON STOCK AND WARRANT AGREEMENT


     This COMMON STOCK AND WARRANT AGREEMENT (this "AGREEMENT") is made and entered into as of March 30, 2000, by and between Neoforma.com, Inc., a Delaware corporation ("PARENT"), and VHA Inc., a Delaware corporation ("VHA").

                                    RECITALS

     WHEREAS, Parent, Novation, LLC, a Delaware limited liability company ("NOVATION"), VHA, University HealthSystem Consortium, an Illinois corporation ("UHC"), and Healthcare Purchasing Partners International, LLC, a Delaware limited liability company ("HPPI") have entered into that certain Outsourcing and Operating Agreement, dated as of the date of this Agreement (the "OUTSOURCING AGREEMENT"). Capitalized terms in this Agreement which are not otherwise defined in this Agreement shall have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the "ECLIPSYS MERGER AGREEMENT") among Parent, a wholly-owned merger subsidiary of Parent and Eclipsys Corporation ("ECLIPSYS"), or, if not defined herein, in the Outsourcing Agreement.

     WHEREAS, the actions to be undertaken by VHA and UHC pursuant to the Outsourcing Agreement (including, without limitation, the agreement to promote and market the Exchange among Members, to provide technical, administrative and service oriented assistance with respect to the Exchange, to develop new initiatives targeted toward increasing Members' participation on the Exchange, to promote use of the asset management and recovery services and related activities of Neoforma Auction and Neoforma Plan, and to not develop, promote, contract for the development of, assist others to develop, or enter into any agreement with any other person to provide to any of them, or promote to their members, any Internet-based system related to the acquisition or disposal of products by acute or non-acute healthcare providers anywhere in the world other than through the Exchange) are important to the success of Parent and the Exchange operated by Parent.

     WHEREAS, Parent wishes to compensate VHA for the services it will render pursuant to the Outsourcing Agreement and thereby better secure VHA's fulfillment of its duties and obligations thereunder by issuing to VHA 38,316,111 shares of Parent's common stock, par value $0.001 per share ("COMMON STOCK"), and warrant respectively to acquire 6,333,650 and 7,858,127 shares of Common Stock, exercisable subject to the terms and conditions set forth in this Agreement and in such warrants; and

     WHEREAS, the sole consideration being furnished by VHA in exchange for the Common Stock (as hereinafter defined) and Warrants (as defined in Section 1.1 hereof) is the services to be provided by VHA pursuant to the Outsourcing Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement and the Outsourcing Agreement, the parties agree as follows:

                                    ARTICLE I

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                            AGREEMENT TO ISSUE STOCK

     1.1 Authorization. As of the Closing (as defined below), Parent will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of a total of 38,316,111 shares of Common Stock and of Common Stock warrants in the forms attached hereto as Exhibit A and Exhibit B (the "WARRANTS") respectively to acquire 6,333,650 and 7,858,127 shares of Common Stock (collectively, the "WARRANT STOCK") subject to the conditions set forth in this Agreement and the Warrant.

     1.2 Agreement to Issue the Shares. Parent will issue to VHA at the Closing, subject to approval of Parent's stockholders, 38,316,111 shares of Common Stock (the "SHARES"). VHA's right to fully enjoy beneficial ownership of certain of the Shares shall be subject to a substantial risk of forfeiture to the extent, and in the manner, described in Section 1.5 of this Agreement.

     1.3 Agreement to Issue the Warrants. Parent will issue to VHA at the Closing, subject to approval of Parent's stockholders, the Warrants to acquire up to 6,333,650 and 7,858,127 shares respectively (subject to adjustment as provided in the Warrant) of Warrant Stock at an exercise price per share of $30.375 (subject to adjustment as provided in the Warrant), subject to vesting as set forth therein.

     1.4 Anti-Dilution Adjustments. The number of shares of Common Stock represented by the Shares and the number of shares of Common Stock issuable upon exercise of the Warrants shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, spin-off, recapitalization, reclassification or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Closing.

     1.5 Forfeiture of Shares.

         (a)(i) Twenty percent of the aggregate number of Shares issued to VHA pursuant to Section 1.2 shall be fully vested, and shall not be subject to any risk of forfeiture, upon their issuance.

               (ii) Eighty percent of the aggregate number of Shares issued to VHA pursuant to Section 1.2 shall be subject to forfeiture by VHA to Parent pursuant to the terms of this Section 1.5(a)(ii). On each Determination Date (as defined below), VHA shall forfeit and return to Parent without the payment of any consideration by Parent to VHA or the taking of any action by Parent, 20% of the Shares, if during the calendar year ending on December 31 prior to a Determination Date, the total number of Transactions (as defined below) during such calendar year is less than the Target Number (as defined below) for such calendar year as set forth below. A "DETERMINATION DATE" shall be March 1, 2001, March 1, 2002, March 1, 2003 and March 1, 2004. A "TRANSACTION" shall mean (i) each VHA shareholder, VHA partner, or an entity controlled by or affiliated with either a VHA shareholder or VHA partner (collectively, "VHA Entities") that utilized the Neoforma e-commerce exchange during the calendar year in question (and (ii) each purchase by a VHA Entity from Neoforma of a software product, a premium internet service, any internet portal or consulting service or other information-technology-based product or service (collectively, "PRODUCTS"), either currently in existence or subsequently


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developed during the calendar year in question. The TARGET NUMBER for 2000 is
350 Transactions; for 2001, 400 Transactions; for 2002, 450 Transactions; and for 2003, 500 Transactions. In the event that there is a material change in the number of Products (e.g., due to a combination of two existing Products into a single Product) available for purchase, Parent and VHA agree that the Target Number will be equitably adjusted to account for such changes.

         (b) VHA shall require any proposed transferee of Shares that are subject to forfeiture under Section 1.5(a)(ii) to agree that such transferred Shares will remain subject to forfeiture to the extent provided in such Section.

         (c) In the event that a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent occurs in which all shares of Common Stock are converted into cash, or a cash tender offer for any or all shares of Common Stock is consummated, the provisions of this Section regarding forfeiture of Shares shall terminate. In the event that a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent occurs in which any shares of Common Stock are reclassified, or converted into securities of a person other than Parent, or an exchange offer for any or all shares of Common Stock into securities of a person other than Parent is consummated, the provisions of this Section regarding forfeiture of Shares shall terminate, unless VHA elects to waive the provisions of this Section 1.5(c) no later than 90 days following the consummation of such transaction.



                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The issuance of the Shares and the Warrants will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII and Article VIII, or at such other date, time and location as Parent and VHA mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, Parent will deliver to VHA certificates representing the Shares and the Warrants.



                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to VHA, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by Parent dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT DISCLOSURE LETTER") (which Parent Disclosure Letter shall be deemed to be representations and warranties to VHA by Parent under this Section 3), as follows:

         3.1 Organization of Parent.

         (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all

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requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         (b) Other than the corporations identified in Part 3.1 of the Parent Disclosure Letter, neither Parent nor any of the other corporations identified in Part 3.1 of the Parent Disclosure Letter owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, other than the entities identified in Part
3.1 of the Parent Disclosure Letter, except for passive investments in equity interests of public companies as part of the cash management program of Parent. Neither Parent nor any of its subsidiaries is obligated to make any material future investment in or capital contribution to any other entity. Part 3.1 of the Parent Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and Parent's direct or indirect equity interest therein.

         (c) Parent has delivered or made available to Novation a true and correct copy of the Certificate of Incorporation (including any Certificates of Designation) and Bylaws of Parent and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of the Parent Charter Documents.

         3.2 Capitalization.

         (a) The authorized capital stock of Parent consists solely of 200,000,000 shares of Common Stock, of which there were 64,773,413 shares issued and outstanding as of the close of business on March 28, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding.. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any right of rescission or preemptive rights created by statute, Parent Charter Documents or any agreement or document to which Parent is a party or by which it is bound. As of the date of this Agreement, there are no shares of Common Stock held in treasury by Parent.

         (b) As of the close of business on March 28, 2000, (i) 7,242,904 shares of Common Stock are subject to issuance pursuant to outstanding options ("PARENT OPTIONS") to purchase Common Stock under Parent's 1997 Stock Plan and 1999 Equity Incentive Plan ("PARENT STOCK OPTION PLANS") for an aggregate exercise price of $45,865,480, (ii) 142,551 shares of Common Stock are subject to issuance pursuant to Parent Options other than pursuant to the Parent Stock Option Plans for an aggregate exercise price of $512,704, and (iii) 750,000 shares of Parent Common Stock are reserved for future issuance under Parent's 1998 Equity Employee Stock Purchase Plan ("PARENT ESPP"). Parent has made available to VHA an accurate and complete copy of each of Parent Stock Option Plans and the form of all stock option agreements evidencing Parent Options. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as set forth on Part 3.2(b) of Parent Disclosure Letter, there are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting

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of any Parent Option as a result of the consummation of the transactions contemplated by this Agreement.

         (c) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in material compliance with (i) all applicable securities laws and other applicable material Legal Requirements and
(ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4).

         (d) The Shares and Warrants, when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Warrant Stock, when issued and paid for as provided in this Agreement and the Warrants, will be duly authorized and validly issued, fully paid and nonassessable.

         (e) Based in part on the representations made by VHA in Section 4 hereof, the offer and sale of the Shares and the Warrants solely to VHA in accordance with this Agreement and (assuming no change in currently applicable law or the Warrants, and no transfer of the Warrants by the holder thereof and no commission or other remuneration paid or given, directly or indirectly, for soliciting the exercise of the Warrants) the issuance of the Warrant Stock is exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 ACT")

     3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. All stock and rights to purchase stock of any subsidiary of Parent are owned free and clear of all Encumbrances. Except as set forth in Section 3.2 or Part 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

         3.4 Due Authorization.


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         (a) Parent has all requisite corporate power and authority to enter into this Agreement and the Outsourcing Agreement, to issue the Warrants and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Outsourcing Agreement, the issuance of the Warrants and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval by Parent's stockholders of the issuance of Common Stock pursuant to this Agreement and the Warrants. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent stockholders' meeting (the "PARENT STOCKHOLDERS' MEETING") is sufficient for Parent's stockholders to approve the issuance of Common Stock pursuant to this Agreement and the Warrants, and no other approval of any holder of any securities of Parent is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Outsourcing Agreement have each been duly executed and delivered by Parent and, subject to approval of Parent stockholders in the case of this Agreement and the issuance of the Warrants and, assuming the due authorization, execution and delivery by Novation, HPPI, VHA and UHC, as applicable, constitute the valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

         (b) The execution and delivery of this Agreement and the Outsourcing Agreement by Parent does not, and the performance of this Agreement and the Outsourcing Agreement by Parent will not, (i) conflict with or violate the Parent Charter Documents, (ii) subject to obtaining the Parent Stockholder Approvals and compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of an Encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Part 3.4(b) of the Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on Parent.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental entity or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY") is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent

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or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         3.5 SEC Filings; Parent Financial Statements.

         (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the Registration Statement of Parent's initial public offering, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) and the Parent Initial Registration Statement are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.


         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of September 30, 1999 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

         3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet there has not been (i) any Material Adverse Effect with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split,

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combination or reclassification of any of Parent's or any of its subsidiaries'
capital stock, (iv) any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees, or any payment by Parent or any of its subsidiaries of any bonus to any of their officers or employees, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, in each case, other than in the ordinary course of business consistent with past practice, (v) any material change or alteration in the policy of Parent relating to the granting of stock options or other equity compensation to its employees and consultants other than in the ordinary course of business consistent with past practice, (vi) entry by Parent or any of its subsidiaries into, or material modification, amendment or cancellation of, any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Intellectual Property other than licenses, distribution agreements, advertising agreements, or other similar agreements entered into in the ordinary course of business consistent with past practice, (vii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (viii) any material revaluation by Parent of any of its material assets, including writing off notes or accounts receivable other than in the ordinary course of business.

         3.7 Taxes.

         (a) Parent and each of its subsidiaries have timely filed all material Returns relating to Taxes required to be filed by or on behalf of Parent and each of its subsidiaries with any Tax authority, such Returns are true, correct and complete in all material respects, and Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

         (b) Parent and each of its subsidiaries have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to FICA, Taxes pursuant to FUTA and other Taxes required to be withheld, except such Taxes which are not material to Parent.

         (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

         (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any Tax or financial representative thereof.

         (f) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent,

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other than any liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

         (g) There is no agreement, plan or arrangement to which Parent or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

         (h) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

         (i) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

         (j) Except as may be required as a result of the transactions contemplated hereby, Parent and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

         (k) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

         (l) Parent has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Parent distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

         For the purposes of this Agreement, "TAX" or "TAXES" refers to (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for payment of any amounts of the type described in clause
(i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.


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         3.8 Title to Properties.

         (a) All real property leases to which Parent is a party and each amendment thereto that is in effect as of the date of this Agreement that provide for annual payments in excess of $250,000 are in full force and effect and are valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against Parent which could reasonably be expected to have a Material Adverse Effect on Parent.

         (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in Parent Financials and except where the failure to have valid title or a valid leasehold interest would not have a Material Adverse Effect on Parent.

         3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or one of its subsidiaries.

         "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or one of its subsidiaries.

         (a) No material Parent Intellectual Property or product or service of Parent is subject to any proceeding, agreement, or stipulation to which Parent is a party, or any outstanding decree, order or judgment, which arose out of any proceeding to which Parent was either a party or of which Parent has knowledge, restricting in any manner the use, transfer, or licensing thereof by Parent, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

         (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Intellectual Property, except, in each case, as would not materially adversely affect such item of Parent Registered Intellectual Property.

         (c) Parent or one of its subsidiaries owns and has good and exclusive title to, or has license sufficient for the conduct of its business as currently conducted to, each material item of Parent Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions).

         (d) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

         (e) Part 3.9(e) of the Parent Disclosure Letter lists all material contracts, licenses and agreements to which Parent is a party (i) pursuant to which any exclusive rights with respect to Parent Intellectual Property are licensed, granted or transferred to any third party; or (ii) pursuant to which a third party has licensed, transferred, sold or distributed any material Intellectual Property to Parent.

         (f) The operation of the business of Parent as such business currently is conducted, including Parent's design, development, marketing and sale of the products or services of Parent (including with respect to products currently under development) has not, does not and will not materially infringe or materially misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

         (g) Parent has not received written notice from any third party that the operation of the business of Parent or any act, product or service of Parent, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect on Parent.

         (h) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         (i) Parent and its subsidiaries have taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect on Parent.

         (j) None of the Parent Intellectual Property or product or service of Parent contains any defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding or following years, which defects, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         3.10 Compliance with Laws.

         (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity is pending or has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries. There is no agreement with any Governmental Entity, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, or any acquisition of material property by Parent or any of its subsidiaries.

         (b) Parent and its subsidiaries hold all permits, licenses, exemptions, orders and approvals from governmental authorities that are material to or required for the operation of the business of Parent as currently conducted (collectively, the "PARENT PERMITS"), and are in compliance with the terms of the Parent Permits, except where the failure to hold such Parent Permits, or be in such compliance, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         3.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent following the transactions contemplated hereby or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         3.12 Employee Benefit Plans.

         (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i) "AFFILIATE" shall mean any other person or entity under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

              (ii) "PARENT EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Parent or any Affiliate for the benefit of any Parent Employee;

              (iii) "PARENT EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Parent or any Affiliate;

              (iv) "PARENT EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Parent or any Affiliate and any Parent Employee or consultant (excluding any offer letter or other agreement that does not subject Parent to any potential liability in excess of $200,000);

              (v) "INTERNATIONAL PARENT EMPLOYEE PLAN" shall mean each Parent Employee Plan that has been adopted or maintained by Parent, whether informally or formally, for the benefit of Parent Employees outside the United States; and

              (vi) "PENSION PLAN" shall mean each Parent Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

         (b) Schedule. Part 3.12 of the Parent Disclosure Letter contains an accurate and complete list of each Parent Employee Plan. Parent does not have any plan or commitment to establish any new Parent Employee Plan, to modify any Parent Employee Plan (except to the extent required by law or to conform any such Parent Employee Plan to the requirements of any applicable law, or as required by this Agreement), or to enter into any Parent Employee Plan, nor does it have any intention or commitment to do any of the foregoing.

         (c) Documents. Parent has provided or has made available to Parent: (i) correct and complete copies of all documents embodying each Parent Employee Plan (including all amendments thereto and written interpretations thereof); (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust;
(iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Parent Employee Plan; (vii) all material written agreements and contracts relating to each Parent Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Parent Employee or Parent Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Parent; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

         (d) Employee Plan Compliance. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on Parent (i) Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Employee Plan; (vii) neither Parent nor any Affiliate is subject to any material penalty or tax with respect to any Parent Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code; and (viii) all contributions due from the Parent or any Affiliate with respect to any of the Parent Employee Plans have been made as required under ERISA or have been accrued on the Parent Balance Sheet.

         (e) Pension Plans. Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

         (f) Multiemployer Plans. At no time has Parent contributed to or been required to contribute to any Multiemployer Plan.

         (g) No Post-Employment Obligations. No Parent Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

         (h) COBRA; FMLA. Except as would not have a Material Adverse Effect on Parent, neither Parent nor any Affiliate has, prior to the Closing violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

         (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee. No payment or benefit which will or may be made by Parent or its Affiliates with respect to any Parent Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

         (j) Employment Matters. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees;
(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Parent's knowledge, threatened material claims or actions against Parent under any worker's compensation policy or long-term disability policy. To Parent's knowledge, no Parent Employee has violated in any material manner any employment contract, nondisclosure agreement or noncompetition agreement by which such Parent Employee is bound due to such Parent Employee being employed by Parent and disclosing to Parent or using trade secrets or proprietary information of any other person or entity.

         (k) Labor. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Parent Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Parent.

         (l) International Employee Plan. Each International Parent Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Parent Employee Plan. Furthermore, no International Parent Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Parent or Parent from terminating or amending any International Parent Employee Plan at any time for any reason.

         3.13 Environmental Matters. During the period that Parent has leased or owned its properties or leased, owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such properties or facilities that would have a Material Adverse Effect on Parent. Parent has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Parent or any of its subsidiaries having taken possession of any of such properties or facilities which might reasonably be expected to have a Material Adverse Effect on Parent. None of the properties or facilities currently leased or owned by Parent or any of its subsidiaries or any properties or facilities previously leased or owned by Parent or any of its subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition which violation would have a Material Adverse Effect on Parent. During Parent's occupancy of any properties or facilities owned or leased at any time by Parent, neither Parent, nor to Parent's knowledge, any third party, has used, generated, manufactured, released or stored on, under or about such properties and facilities or transported to or from such properties and facilities any Hazardous Materials that would have or is reasonably likely to have a Material Adverse Effect on Parent. During the time that Parent or any of its subsidiaries has owned or leased the properties and facilities currently occupied by it or any properties and facilities previously occupied by Parent or any of its subsidiaries, there has been no material litigation, proceeding or administrative action brought or threatened against Parent or any of its subsidiaries, or any material settlement reached by Parent or any of its subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

         3.14 Certain Agreements. Other than (i) the Eclipsys Merger Agreement,
(ii) the Agreement and Plan of Merger dated as of the date of this Agreement (the "HEALTHVISION MERGER AGREEMENT") between Parent and HEALTHvision, Inc. ("HEALTHVISION"), (iii) the Outsourcing Agreement, and other related agreements, except as otherwise set forth in Part 3.14 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is a party to or is bound by:

         (a) other than as disclosed in Part 3.12 of the Parent Disclosure Letter, any employment agreement or commitment with any officer or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Parent's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

         (b) any material agreement of indemnification, any material guaranty or any material instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities or purchase money obligation;

         (c) any agreement or obligation containing covenants purporting to limit or which effectively limit the Parent's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Parent or any of its subsidiaries after the Closing or granting any exclusive distribution or other exclusive rights;

         (d) any agreement or obligation currently in force relating to the disposition or acquisition by Parent or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which Parent has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than Parent's subsidiaries;

         (e) any agreement or obligation currently in force to provide source code to any third party for any product or technology;

         (f) any agreement or obligation with any affiliate of Parent; or

         (g) any agreement or commitment currently in force providing for capital expenditures by Parent or its subsidiaries in excess of $1,000,000.

         The agreements required to be disclosed in the Parent Disclosure Letter pursuant to clauses (a) through (g) above or pursuant to Section 3.9 or filed with any Parent SEC Report ("PARENT CONTRACTS") are valid and in full force and effect, except to the extent that such invalidity would not have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries, nor to Parent's knowledge, any other party thereto, is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Parent Contract in such a manner as would have a Material Adverse Effect on Parent.

         3.15 Brokers' and Finders' Fees. Except for fees payable to Merrill Lynch & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.16 Insurance. Parent and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Parent and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Parent and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

         3.17 Disclosure. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is mailed to Parent's stockholders, at the time of the Parent Stockholders' Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. The Registration Statement and Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Closing, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Novation. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Novation which is contained in any of the foregoing documents.


                                   ARTICLE IV
                           REPRESENTATIONS, WARRANTIES
                          AND CERTAIN AGREEMENTS OF VHA

     VHA hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the disclosure letter delivered by VHA dated as of the date hereof and certified by a duly authorized officer of VHA (the "UHC DISCLOSURE LETTER") (which VHA Disclosure Letter shall be deemed to be representations and warranties to Parent by VHA under this Section 4), as follows:

         4.1 Organization, Good Standing and Qualification. VHA represents that it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority, and all requisite qualifications to do business as a foreign entity, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not have a Material Adverse Effect on VHA.

         4.2 Authorization.

         (a) VHA has all requisite power and authority to enter into this Agreement and the Outsourcing Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Outsourcing Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of VHA. This Agreement and the Outsourcing Agreement have each been duly executed and delivered by VHA and constitute the valid and binding obligations of VHA, enforceable against VHA in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

         (b) The execution and delivery of this Agreement and the Outsourcing Agreement by VHA does not, and the performance of this Agreement and the Outsourcing Agreement by VHA will not, (i) conflict with or violate the certificate of incorporation, bylaws, operating agreement or other organizational documents of VHA, (ii) subject to compliance with the requirements set forth in Section 4.2(c) with regard to VHA, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VHA or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair VHA's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of an Encumbrance on any of the properties or assets of VHA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VHA is a party or by which VHA or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on VHA. Except as set forth in a letter delivered by VHA to Parent concurrently with the execution of this Agreement, no consents, waivers and approvals under any of VHA's or any of its subsidiaries' agreements, contracts, licenses or leases are required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would have a Material Adverse Effect on VHA.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by VHA in connection with the execution and delivery of this Agreement or the Outsourcing Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material

Adverse Effect on VHA or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         4.3 Acquisition for Own Account. The Shares, Warrants and Warrant Stock to be delivered to VHA hereunder will be acquired for investment for VHA's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and VHA represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares, Warrants or Warrant Stock to be acquired by VHA hereunder. VHA also represents that it has not been formed for the specific purpose of acquiring the Shares, Warrants or Warrant Stock under this Agreement.

         4.4 Disclosure of Information. VHA believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the the Shares, Warrants and Warrant Stock to be issued to VHA under this Agreement. VHA further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the the Shares, Warrants and Warrant Stock and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to VHA or to which VHA had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Parent in Section 3.

         4.5 Investment Experience. VHA understands that an investment in the Shares, Warrants and Warrant Stock involves substantial risk. VHA: (i) has experience as an investor in securities of companies in the development stage and acknowledges that VHA is able to fend for itself, can bear the economic risk of VHA's investment in the Shares, Warrants and Warrant Stock and has such knowledge and experience in financial or business matters that VHA is capable of evaluating the merits and risks of this investment in the Shares, Warrants and Warrant Stock and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with Parent and certain of its officers, directors or controlling persons of a nature and duration that enables VHA to be aware of the character, business acumen and financial circumstances of such persons.

         4.6 Accredited Investor Status. VHA is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         4.7 Restricted Securities. VHA understands that the Shares and the Warrants are, and upon issuance under the Warrants, the Warrant Stock will be characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, VHA represents that VHA is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

         4.8 No Solicitation. At no time was VHA presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance or delivery of the Shares or the Warrants.

         4.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, VHA further agrees not to make any disposition of all or any portion of the Shares or Warrant Stock or of any interest therein to any person or entity unless:

                  (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition of Shares or Warrant Stock and such disposition is made in accordance with such registration statement; or

                  (b) VHA shall have notified Parent of the proposed disposition of the Shares or the Warrant Stock and shall have furnished Parent with a statement of the circumstances surrounding such proposed disposition, and, at the expense of VHA or its transferee, with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such securities under the 1933 Act.

VHA acknowledges that the Warrants are non-transferable to the extent they have not vested.

         4.10 Legends. VHA understands and agrees that the certificates evidencing the Shares, the Warrants and the Warrant Stock will bear legends substantially similar to those set forth below, as applicable, in addition to any other legend that may be required by applicable law, by Parent's Certificate of Incorporation or Bylaws, or by any agreement between Parent and VHA:

                  (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (b) THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK AND WARRANT AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITIES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

The legend set forth in (a) above shall be removed by Parent from any certificate evidencing Shares or Warrant Stock upon delivery to Parent of an opinion by counsel, reasonably satisfactory to Parent, to the effect that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or to the effect that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Parent issued the Shares or Warrant Stock.

         4.11 Disclosure. The information supplied by VHA for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by VHA for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not (i) on the date the Proxy Statement/Prospectus is mailed to Parent's stockholders, and (ii) at the time of the Parent Stockholders' Meeting to consider the Parent Stockholder Approval or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to VHA or any of its affiliates, officers or directors should be discovered by VHA which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, VHA shall promptly inform Parent. Notwithstanding the foregoing, VHA makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.



                                    ARTICLE V
                          CONDUCT PRIOR TO THE CLOSING

         5.1 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent and each of its subsidiaries shall, except to the extent that VHA shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable material laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, Parent will promptly notify VHA of any material adverse event involving its business or operations.

         In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in the Parent Disclosure Letter, without the prior written consent of VHA, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

         (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to VHA, or adopt any new severance plan;

         (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to Intellectual Property that is owned by, or exclusively licensed to, Parent or one of its subsidiaries, other than non-exclusive licenses in the ordinary course of business and consistent with past practice. "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world;

         (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the grant, issuance, delivery and/or sale of (i) shares of Common Stock pursuant to the exercise of Parent Options outstanding on the date of this Agreement, or granted in accordance with clause (iii) of this Section 5.1(f), (ii) shares of Common Stock issuable to participants in Parent ESPP consistent with the terms thereof, (iii) Parent Options granted to newly-hired employees in the ordinary course of business in amounts comparable to similarly situated Parent employees, and in an aggregate amount not to exceed 550,000, none of which Parent Options shall provide for or permit any acceleration of the exercisability thereof in connection with any of the transactions contemplated by this Agreement, and (iv) shares of Common Stock issued in connection with acquisitions and commercial transactions permitted under Section 5.1(h) below;

         (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries), other than an amendment to its Certificate of Incorporation to increase the authorized number of shares of Common Stock;

         (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent, or enter into any material joint ventures, strategic relationships or alliances, or enter into any commercial transaction involving the issuance or potential issuance of equity securities of Parent; provided, that Parent shall not be prohibited hereunder from (x) acquiring EquipMD, Inc. pursuant to the Agreement and Plan of Merger among Parent, Augustacorp, Inc. and EquipMD, Inc. (a true and complete copy of which has been made available to Company) or (y) making or agreeing to make acquisitions, or entering into commercial transactions involving the issuance or potential issuance of Common Stock, all of which together do not involve the issuance or potential issuance of more than 825,000 shares of Common Stock in the aggregate, and none of which acquisitions, agreements or commercial transactions could reasonably be expected to materially delay the other transactions contemplated by this Agreement; provided, further, that Parent shall provide written notice to VHA prior to signing any agreement regarding any such acquisition or transaction;

         (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Parent;

         (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities in the ordinary course of business, (iii) equipment leasing arrangements or (iv) in aggregate amount not to exceed $1,000,000;

         (k) (i) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will") other than an increase in the number of shares of Common Stock reserved for issuance under Parent Stock Option Plans or Parent ESPP, or (ii) pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

         (1) Make any capital expenditures outside of the ordinary course of business or any capital expenditures in excess of $1,000,000, individually, or $10,000,000, in the aggregate;

         (m) Materially modify, amend or terminate any material contract or agreement to which Parent or any subsidiary thereof is a party, or waive, release or assign any material rights or claims thereunder, except in the ordinary course of business;

         (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Intellectual Property owned by, or exclusively licensed to, Parent other than licenses, distribution agreements, advertising agreements, or other similar agreements entered into in the ordinary course of business consistent with past practice;

         (o) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

         (p) Initiate or settle any material litigation, arbitration, mediation or other legal proceeding;

         (q) Take or permit any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

         (r) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (q) above.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Voting of Common Stock. VHA agrees that from and after the date of the Closing through the fifth anniversary of the Closing (the "FIFTH ANNIVERSARY"), to the extent that the outstanding shares of Common Stock (including outstanding Warrant Stock) beneficially owned by VHA together with all "affiliates" (which for purposes of this Agreement shall have the meaning given such term in Rule 144(a)(1) promulgated under the 1933 Act) of VHA exceeds 10% of the outstanding Common Stock of Parent (the shares in excess of such 10% threshold, "EXCESS SHARES"), VHA shall, and shall cause its affiliates to, vote all Excess Shares it holds or is entitled to vote in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent Stockholders' for approval except for (i) a Change of Control (as defined below) of Parent, (ii) the election of VHA' designated nominee to the Board of Directors of Parent, or (iii) an amendment of the Certificate of Incorporation of Parent that would materially and adversely affect VHA as a Parent stockholder in a manner different from the effect such amendment would have on other Parent stockholders generally. On all matters submitted to Parent stockholders for approval other than those identified in items (i), (ii) and (iii) of the preceding sentence, VHA shall, and shall cause its affiliates to, vote all Excess Shares in proportion to the votes cast by all other stockholders of Parent in connection with each matter submitted to Parent stockholders' for approval, including, without limitation, on any matters regarding equity-based or other compensation plans of Parent, the issuance of capital stock of Parent, amendments to the Certificate of Incorporation of Parent other than as set forth in clause (iii) above, or transactions involving interested or related parties. Notwithstanding any voting restrictions set forth herein, the Board of Directors of Parent may waive any voting restriction set forth herein with respect to any particular matter. For purposes of this Agreement, "CHANGE OF CONTROL" means the consummation of any transaction or series of related transactions, including an acquisition of Parent by another entity and any reorganization, merger, consolidation or share exchange, that results in the beneficial owners of Parent's capital stock immediately prior to the transaction or transactions holding less than 50% of the voting power of Parent immediately after the transaction or transactions, or a transaction or series of related transactions which result in the sale of all or substantially all of the assets of Parent.

         6.2 Acquisition of Parent Securities. VHA agrees that from and after the date of the Closing through the Fifth Anniversary, (i) at any time that VHA together with all of its affiliates beneficially owns 10% (on a Common Stock-equivalent basis) or more of the outstanding shares of Common Stock or other capital stock of Parent or of any option, warrant or right to acquire capital stock of Parent (such shares, options, warrants and other rights, collectively, "RIGHTS IN PARENT STOCK"), VHA will not, without the prior written consent of Parent, acquire legal or beneficial ownership of any additional Rights in Parent Stock, except pursuant to the Warrants, and (ii) at any time that VHA, together with all of its affiliates beneficially owns less than 10% of the outstanding Rights in Parent Stock, VHA may acquire such number of Rights in Parent Stock so that after the acquisition of such Rights in Parent Stock the aggregate number of Rights in Parent Stock, on a Common Stock-equivalent basis, legally or beneficially owned by VHA and all affiliates of VHA, assuming issuance of all shares of Parent Common Stock issuable pursuant to such Rights in Parent Stock, equals not more than 10% of the outstanding Common Stock of Parent.

         6.3 Parent Board of Directors; Executive Officers. The Board of Directors of Parent will take all actions reasonably necessary such that as soon as practicable following the Closing, (i) the size of Parent's Board of Directors shall be increased to nine, and the following persons shall be appointed to Parent's Board of Directors to fill the five vacancies in the following classes: three persons nominated by Eclipsys, one of whom shall be Harvey J. Wilson, who shall be appointed to Class III, one of whom shall be affiliated with General Atlantic Partners, LLC, who shall be appointed to Class I, and the other of whom shall be appointed to Class II, one person shall be appointed by Healthvision to Class I, and one person shall be appointed by VHA to Class I, and (ii) Harvey J. Wilson shall be elected Chairperson of the Board of Directors of Parent, and Robert Zollars shall be elected Chief Executive Officer and President of Parent. Under the Parent Charter Documents, the terms of Class I Directors expire in 2000, the terms of Class II Directors expire in 2001 and the terms of Class III Directors expire in 2002. The Class I Directors appointed pursuant to this Section shall be appointed following Parent's annual meeting in 2000. For so long as VHA beneficially owns 10% or more of the outstanding Common Stock of Parent, Parent will take all actions reasonably necessary to have a person appointed by VHA be a member of Parent's Board of Directors.

         6.4 Amendments to Related Transaction Documents. Prior to the Closing, Parent will not agree to any amendment of the Eclipsys Merger Agreement or the Healthvision Merger Agreement, without the prior written consent of VHA (which consent shall not be unreasonably withheld or delayed).

         6.5 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Articles VII and VIII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets.


                                   ARTICLE VII
                   CONDITIONS TO VHA'S OBLIGATIONS AT CLOSING

     The obligations of VHA under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

         7.1 Representations and Warranties. The representations and warranties of Parent contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing as if made at and as of the Closing (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Parent. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded. VHA shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.

         7.2 Performance. Parent shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         7.3 Securities Exemptions. The offer and sale of the Shares and the Warrants to VHA pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended ("CALIFORNIA LAW") and the registration and/or qualification requirements of all other applicable state securities laws.

         7.4 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, Eclipsys and its subsidiaries and Healthvision and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, Eclipsys and its subsidiaries and Healthvision and its subsidiaries, taken as a whole.

         7.5 Nasdaq Listing. The shares of Shares and the Warrant Stock shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

         7.6 Related Transactions. VHA shall have received certificates executed by the Chief Executive Officers or Chief Financial Officers of each of Parent, Healthvision and Eclipsys that each such party is ready, willing and able to consummate the transactions contemplated by the Eclipsys Merger Agreement and the Healthvision Merger Agreement, respectively.

         7.7 Outsourcing Agreement. (i) Parent shall have executed and delivered the Outsourcing Agreement, (ii) the Outsourcing Agreement shall be fully effective in accordance with its terms, and (iii) Parent shall be in compliance in all material respects with the terms of the Outsourcing Agreement, and VHA shall have received a certificate with respect to the foregoing clauses (i),
(ii) and (iii) executed by the Chief Executive Officer or Chief Financial Officer of Parent.

                                  ARTICLE VIII
                  CONDITIONS TO PARENT'S OBLIGATIONS AT CLOSING

     The obligations of Parent under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

         8.1 Representations and Warranties. The representations and warranties of VHA contained in Section 4 shall be true and correct in all material respects on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         8.2 Performance. VHA shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         8.3 Parent Stockholder Approval. The issuance of the Shares, the Warrants and the Warrant Stock shall have been approved by the requisite vote of the stockholders of Parent under applicable law and the Parent Charter Documents.

         8.4 Outsourcing Agreement. (i) Each party to the Outsourcing Agreement (other than Parent) shall have executed and delivered the Outsourcing Agreement,
(ii) the Outsourcing Agreement shall be fully effective in accordance with its terms, and (iii) each of the parties thereto (other than Parent) shall be in compliance in all material respects with the terms of the Outsourcing Agreement, and Parent shall have received a certificate with respect to the foregoing clauses (i), (ii) and (iii) executed by the Chief Executive Officers or Chief Financial Officers of each of Novation, VHA, UHC and HPPI.

         8.5 Securities Exemptions. The issuance of the Shares and the Warrants to VHA pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of California Law and the registration and/or qualification requirements of all other applicable state securities laws.

         8.6 Consents. (i) All required approvals or consents of any Governmental Entity or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, Eclipsys and its subsidiaries and Healthvision and its subsidiaries, taken as a whole, and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries, Eclipsys and its subsidiaries and Healthvision and its subsidiaries, taken as a whole.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated prior to the Closing, whether before or after the requisite approval of the issuance of the Shares, the Warrants and the Warrant Stock by Parent's stockholders:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and VHA;

         (b) by either Parent or VHA if the Closing shall not have occurred by September 30, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or the Outsourcing Agreement;

         (c) by either Parent or VHA if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable;

         (d) by either Parent or VHA, if the approval of the issuance of the Shares, the Warrants and the Warrant Stock by the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; or

         (e) by either Parent or VHA, if any of the Outsourcing Agreement, the Eclipsys Merger Agreement or the Healthvision Merger Agreement is validly terminated according to its terms by a party thereto;

provided, however, that no party can terminate under clause (b) or (d) above while either or both of the merger agreements with Eclipsys and Healthvision remain in effect.

         9.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article 10, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Survival of Warranties. The representations, warranties and covenants of VHA (except for any covenant that by its express terms survives the Closing, and for the representations, warranties and covenants set forth in Sections 4.3 through 4.10 inclusive, which shall survive the execution and delivery of this Agreement and the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing. The representations, warranties and covenants of Parent (except for any covenant that by its express terms survives the Closing) contained in or made pursuant to this Agreement shall terminate at the Closing.

         10.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

         10.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

         10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         10.5 Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

IF TO VHA:

VHA Inc.
220 East Las Colinas Boulevard
Irving, Texas 75039-5500
Facsimile: 972-830-0391
Attn:  Chief Financial Officer

WITH A COPY TO:

Skadden, Arps, Slate, Meagher & Flom, LLP
Four Times Square
New York, New York 10036
Facsimile: 212-735-2000
Attn: Nancy A. Lieberman

IF TO PARENT:

Neoforma.com, Inc.
3255-7 Scott Boulevard
Santa Clara, California 95054
Facsimile: 408-549-6211
Attn:  Chief Financial Officer


WITH A COPY TO:

Fenwick & West LLP
Two Palo Alto Square, Palo Alto, California 94306
Facsimile: 650-494-1417
Attn:  Gordon K. Davidson
       Douglas N. Cogen


         In the event that Parent shall give or receive a notice relating to a Material Adverse Effect on any of Parent, Eclipsys or Healthvision pursuant to the Eclipsys Merger Agreement or the Healthvision Merger Agreement, Parent shall deliver a copy of such notice to VHA.

         10.7 Expenses; Finder's Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Closing occurs. VHA agrees to indemnify and to hold harmless Parent from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which VHA or any of its officers, partners, members, employees, or representatives is responsible. Parent agrees to indemnify and hold harmless VHA from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which Parent or any of its officers, employees or representatives is responsible.

         10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         10.9 Entire Agreement. This Agreement, together with all exhibits and schedules and disclosure letters delineated pursuant hereto, and the Outsourcing Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         10.10 Further Assurances. From and after the date of this Agreement, upon the request of VHA or Parent, Parent and VHA shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         10.11 Amendment; Extension; Waiver. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent and VHA. At any time prior to the Closing any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

         10.12 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.14 Parent Disclosure Letter. Disclosure made with regard to a representation or warranty of Parent in the Parent Disclosure Letter shall also be deemed to qualify other representations and warranties of the party making such disclosure if it is readily apparent from the language contained in such disclosure that such disclosure is applicable to such other representation or warranty.

         10.15 Waiver Of Jury Trial. EACH OF PARENT AND VHA HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS PARENT OR VHA IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                       NEOFORMA.COM, INC.


                                       By:
                                       Name:
                                       Title:



                                       VHA INC.


                                       By:
                                       Name:
                                       Title:








             [SIGNATURE PAGE TO COMMON STOCK AND WARRANT AGREEMENT]

                              SCHEDULE OF EXHIBITS


         Exhibit A:           Form of Warrant for 6,333,650 shares

         Exhibit B:           Form of Warrant for 7,858,127 shares

                                                                       EXHIBIT A
                                                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER ANY CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITIES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               NEOFORMA.COM, INC.

No. V-1                                              Void after __________, 2010


         THIS CERTIFIES THAT VHA Inc, a Delaware corporation (the "HOLDER"), or its permitted assigns is entitled to purchase under this Warrant up to 6,333,650 shares (the "SHARES") of common stock, par value $0.001 per share ("COMMON STOCK"), of Neoforma.com, Inc., a Delaware corporation (the "COMPANY") at a per share price of $30.375 (the "EXERCISE PRICE") subject to the provisions and upon the terms and conditions hereinafter set forth.

         This Warrant is issued this ___ day of __________, 2000 (the "ISSUE DATE") pursuant to that certain Common Stock and Warrant Agreement dated as of March 30, 2000 (the "STOCK AND WARRANT AGREEMENT"), by and between the Company and the Holder.

     1. Vesting and Term.

         1.1 Vesting. Upon issuance, this Warrant shall not be vested or exercisable with respect to any Shares. This Warrant shall become exercisable as to 20% of aggregate number of Shares (Shares for which this Warrant may be exercised, "VESTED SHARES") on January 1 of each of 2001, 2002, 2003, 2004 and 2005 if, on each such respective date, the Outsourcing and Operating Agreement, dated as of March 30, 2000 (the "OPERATING AGREEMENT"), among the Company, the Holder, University HealthSystems Consortium, an Illinois corporation, Novation, LLC, a Delaware limited liability company, and Healthcare Purchasing Partners International, LLC, remains in full force and effect in accordance with its terms (unless terminated or suspended by the Company in breach of the provisions thereof); provided, however, that Warrant Shares shall nevertheless continue to vest as contemplated herein if the Holder shall be a party to an agreement with the Company which provides Company with substantially the same benefits as the Operating Agreement which, if and as permitted by the Operating Agreement, has been entered into upon a change in the Holder's ownership of Novation, LLC and/or Healthcare Purchasing Partners International, LLC, the Holder is not in material breach or material default under such agreement, and such agreement is and shall have been since its inception in full force and effect in accordance with its terms.

         1.2 Acceleration of Vesting. In the event of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which all shares of Common Stock of the Company are converted into cash, or a cash tender offer for all shares of Common Stock is consummated, this Warrant will become fully exercisable as to all of the Shares effective upon consummation of such transaction, and this Warrant will expire on the later of the date of such consummation or twenty days after written notice of such transaction, provided that the Holder may exercise this Warrant contingent on the consummation of such transaction

         1.3 Termination Date. Unless this Warrant expires pursuant to Section 1.2, this Warrant shall remain exercisable with respect to Vested Shares, if any, until 5:00 p.m. California time on the tenth anniversary of the Issue Date at which time the Warrant shall expire and be of no further force and effect.

     2. Exercise or Conversion.

         2.1 Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the Holder, in whole or in part and from time to time as to Vested Shares, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form attached as Exhibit B, each duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer of an amount equal to the then current Exercise Price per share multiplied by the number of Vested Shares then being purchased (the "AGGREGATE EXERCISE Price"). The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of the Vested Shares represented thereby, and such Vested Shares shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Vested Shares so purchased shall be delivered to the Holder as soon as possible and in any event within ten business days of receipt of such notice by the Company and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such ten business day period.

         2.2 Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to exercise this Warrant with respect to then Vested Shares (the "CONVERSION RIGHT"), the aggregate value of which Vested Shares shall be equal to the "in-the-money" value of this Warrant or the portion thereof being converted as set forth below. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder's intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Vested Shares computed using the following formula:

          X= Y (A-B)
          ----------
              A

Where:

          X    The number of Vested Shares to be issued to the Holder.

          Y The number of Vested Shares representing the portion of this Warrant that is being converted.

          A    The fair market value of one Share.

          B The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per Share shall mean the market price of one share of Common Stock on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is then traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq Stock Market (the "NASDAQ MARKET"), the market price as of a specified day shall be the last reported sale price of one share of Common Stock on such exchange or on the Nasdaq Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq Market. If the Common Stock is not so listed or admitted to unlisted trading privileges, the market price as of a specified day shall be the mean of the last bid and asked prices for one share of Common Stock reported on such date (x) by the NASD or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the market price of one share of Common Stock as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

         2.3 Automatic Conversion. In the event of termination of this Warrant pursuant to Section 1 above, to the extent that this Warrant is then exercisable and such exercise would result in the issuance of Shares to the Holder, this Warrant shall be deemed automatically exercised in full under Section 2.2 above immediately prior to the time at which it would otherwise expire.

         2.4 HSR Compliance. Exercise or conversion of this Warrant is subject to compliance by the Holder with all applicable filing requirements, and expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). The Company will cooperate with the Holder in making all applicable filings under the HSR Act, provided, however, that the Holder shall pay all applicable filing fees.

     3. Securities Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Shares to be issued upon exercise or conversion of this Warrant shall be approved for listing on the Nasdaq Market, subject to official notice of issuance.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities or other property purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         4.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), unless this Warrant shall have been exercised or terminated in accordance with its terms, this Warrant shall thereafter be exercisable solely for the kind and amount of consideration, including but not limited to shares of stock, other securities, money and property, that the Holder would have received upon such reclassification, change, conversion or merger if the Holder had exercised this Warrant in full prior to such reclassification, change, conversion or merger. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, conversions or mergers. The Company agrees to make appropriate provision in any definitive agreements providing for such a transaction in order to carry out the terms of this Section.

         4.2 Subdivisions or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine the securities of the class issuable upon exercise of this Warrant, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

         4.3 Stock Dividends. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend payable in securities of the class issuable upon exercise of this Warrant (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of such class of securities outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of such class of securities outstanding immediately after such dividend or distribution, and the number of Shares subject to this Warrant shall be proportionately adjusted.

         4.4 Common Stock Rights. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of, or shall otherwise issue to all holders of Common Stock, rights, warrants or options (not being available on an equivalent basis to the Holders of this Warrant upon exercise) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.4, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment. In making any determinations under this Section 4.4, there shall be taken into account any consideration received for such rights, warrants or options, the value of which consideration, if other than cash, shall be fixed in good faith by the Board of Directors of the Company, whose determination shall be final.

         4.5 Distributions of Property. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of evidences of its indebtedness or assets (excluding any dividend or distribution paid in cash, or any dividend or distribution described in Sections 4.2, 4.3 or 4.4 of this Warrant), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such dividend or distribution less the fair market value (as determined by the Board of Directors of Company, whose determination shall be final) of the portion of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator of which shall be such current market price of a share of Common Stock, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or distribution had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.5, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment.

         4.6 Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty days of such adjustment deliver a certificate to the Holder signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares subject to this Warrant and the Exercise Price therefor, as applicable, after giving effect to such adjustment.

     5. Compliance with Securities Laws; Restrictions on Transfer.

         5.1 Accredited Investor. This issuance of this Warrant is conditioned upon, and by its acceptance hereof the Holder hereby confirms, that the Holder is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended.

         5.2 Legend. Upon issuance, certificates evidencing the Shares shall bear legends in substantially the form set forth in the Purchase Agreement.

         5.3 Transfer Restrictions; Compliance with Securities Laws on Transfer. This Warrant may not be transferred in whole or in part without the prior written consent of the Company, except that such consent shall not be required for the transfer of all or any part of this Warrant covering Vested Shares. Any purported transfer of this Warrant in violation of the foregoing restriction shall be void, and the Company shall not recognize any such purported transfer on the securities ledger of the Company. In addition, no permitted transfer of this Warrant or the Shares may be made without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company will reasonably cooperate with the Holder in connection with any permitted transfer of this Warrant, including by issuing new certificates representing the Warrant and any portion thereof so transferred.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     8. Notices.

         8.1 Notice of Certain Events. The Company shall provide the Holder with at least twenty days notice (or such greater amount of notice as Delaware law requires to be given to stockholders having the right to vote at a meeting on any Sale Event, as defined herein) prior to (i) a merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another person or entity (other than such a transaction wherein the stockholders of the Company prior to such transaction retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing entity) (a "SALE EVENT"), (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash or other dividend or distribution declared on the Shares (each, a "NOTICE EVENT"). If a notice is provided pursuant to subsection (i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

         8.2 Notice Procedure. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

         If to the Holder:

         VHA Inc.
         220 East Las Colinas Boulevard
         Irving, Texas 75030-5500
         Facsimile: 972-830-0391
         Attention: Chief Financial Officer

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Facsimile: 212-735-2000
         Attention: Nancy A. Lieberman

         If to the Company:

         Neoforma.com, Inc.
         3255-7 Scott Boulevard
         Santa Clara, California 95054
         Facsimile: 408-549-6211
         Attention: Chief Financial Officer

         with a copy to:

         Fenwick & West LLP
         Two Palo Alto Square
         Palo Alto, California 94306
         Facsimile No.: 650-494-1417
         Attention:  Gordon K. Davidson
                       Douglas N. Cogen

         9. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate for Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         10. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         11. Assignment. Neither the Company nor the Holder may assign either this Warrant or any of its rights, interests, or obligations hereunder without the prior written consent of the other, except that the Company's consent shall not be required for the Holder to assign all or any portion of this Warrant covering Vested Shares. Subject to the preceding sentence and the restrictions on transfer of this Warrant set forth in Section 5.3, this Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, this Warrant has been executed as of the Issue Date.


                                       NEOFORMA.COM, INC.


                                       By:

                                       Name:
                                       Title:

                                                                       EXHIBIT A

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                         exercise of the within Warrant)


     The undersigned registered Holder of the within Warrant hereby irrevocably exercises the within Warrant for and purchases _________ shares of Common Stock of Neoforma.com, Inc. and herewith makes payment therefor in the amount of $_________, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ____________ certificates in denominations of shares each) for the shares hereby purchased be issued in the name of and delivered to ___________________________________ whose address is
____________________________________________________ and, if such shares shall not include all the Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares not being purchased hereunder be issued in the name of and delivered to the undersigned, whose address is
__________________________.


Date: ______________________

                                    Holder:

                                    VHA Inc.


                                    By:__________________________.
                                    Name:
                                    Title:

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                      INVESTMENT REPRESENTATION CERTIFICATE


Holder:           VHA Inc.

Company:          Neoforma.com, Inc.

Security:         Common Stock

Amount:

Date:

     In connection with the purchase of the above-listed securities (the "SHARES"), the undersigned (the "HOLDER") represents to the Company as follows:

     The Shares to be purchased by or delivered to the Holder hereunder will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended ("1933 ACT"), and Holder represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares to be acquired hereunder in any public resale or distribution within the meaning of the 1933 Act. Holder also represents that it has not been formed for the specific purpose of acquiring Securities under this Agreement.

     Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

     Holder understands that the purchase of the Shares involves substantial risk. Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder's investment in the Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

     Holder understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Holder represents that Holder is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

     At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

     Without in any way limiting the representations set forth above, Holder further acknowledges that the Shares are subject to limitations on disposition thereof set forth in the Warrant and in that certain Common Stock and Warrant Agreement, dated as of March 30, 2000 by and between the Company and Holder, and acknowledges that Holder is bound by such restrictions.


Date: ______________________

                                                       Holder:

                                                       VHA Inc.


                                                       By: _____________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT B
                                                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OTHERWISE PERMITTED UNDER ANY CONTRACTUAL RESTRICTIONS ON RESALE APPLICABLE TO THESE SECURITIES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND ON VOTING AND THE HOLDERS HEREOF MAY BE BOUND BY CERTAIN RESTRICTIONS ON ACQUISITION OF THE ISSUER'S CAPITAL STOCK PURSUANT TO A COMMON STOCK AND WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDERS OF THESE SECURITES AND THE ISSUER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               NEOFORMA.COM, INC.

No. V-2                                             Void after ________ __, 2010


     THIS CERTIFIES THAT VHA Inc, a Delaware corporation (the "HOLDER"), or its permitted assigns is entitled to purchase under this Warrant up to 7,858,127 shares (the "SHARES") of common stock, par value $0.001 per share ("COMMON STOCK"), of Neoforma.com, Inc., a Delaware corporation (the "COMPANY") at a per share price of $30.375 (the "EXERCISE PRICE") subject to the provisions and upon the terms and conditions hereinafter set forth.

     This Warrant is issued this ___ day of __________, 2000 (the "ISSUE DATE") pursuant to that certain Common Stock and Warrant Agreement dated as of March 30, 2000 (the "STOCK AND WARRANT AGREEMENT"), by and between the Company and the Holder.

     1.   Vesting and Term.

          1.1 Vesting Date. Upon issuance, this Warrant shall not be vested or exercisable with respect to any Shares. This Warrant shall become exercisable as to 20% of aggregate number of Shares (Shares for which this Warrant may be exercised, "VESTED SHARES") on January 1 of each of 2001, 2002, 2003, 2004 and 2005 if at any time during the one year period preceding each such respective date, the Holder shall have (a) provided sales and marketing support for the Company's Internet products and solutions,
(b) set annual performance targets for its member strategy/sales team members that included goals and annual performance objectives for Internet based solutions, and (c) allotted exhibit/booth space as it reasonably deemed appropriate to the Company at the Holder's annual Leadership Conference or other national meeting at the then best available rates therefore.

          1.2 Acceleration of Vesting. In the event of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which all shares of Common Stock of the Company are converted into cash, or a cash tender offer for all shares of Common Stock is consummated, this Warrant will become fully exercisable as to all of the Shares effective upon consummation of such transaction, and this Warrant will expire on the later of the date of such consummation or twenty days after written notice of such transaction, provided that the Holder may exercise this Warrant contingent on the consummation of such transaction

          1.3 Termination Date. Unless this Warrant expires pursuant to Section 1.2, this Warrant shall remain exercisable with respect to Vested Shares, if any, until 5:00 p.m. California time on the tenth anniversary of the Issue Date at which time the Warrant shall expire and be of no further force and effect.

     2.   Exercise or Conversion.

          2.1 Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the Holder, in whole or in part and from time to time as to Vested Shares, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form attached as Exhibit B, each duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer of an amount equal to the then current Exercise Price per share multiplied by the number of Vested Shares then being purchased (the "AGGREGATE EXERCISE PRICE"). The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of the Vested Shares represented thereby, and such Vested Shares shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Vested Shares so purchased shall be delivered to the Holder as soon as possible and in any event within ten business days of receipt of such notice by the Company and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such ten business day period.

          2.2 Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to exercise this Warrant with respect to then Vested Shares (the "CONVERSION RIGHT"), the aggregate value of which Vested Shares shall be equal to the "in-the-money" value of this Warrant or the portion thereof being converted as set forth below. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder's intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Vested Shares computed using the following formula:

          X = Y (A-B)
              -------
                 A

Where:

          X    The number of Vested Shares to be issued to the Holder.

          Y The number of Vested Shares representing the portion of this Warrant that is being converted.

          A    The fair market value of one Share.

          B The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per Share shall mean the market price of one share of Common Stock on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is then traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq Stock Market (the "NASDAQ MARKET"), the market price as of a specified day shall be the last reported sale price of one share of Common Stock on such exchange or on the Nasdaq Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq Market. If the Common Stock is not so listed or admitted to unlisted trading privileges, the market price as of a specified day shall be the mean of the last bid and asked prices for one share of Common Stock reported on such date (x) by the NASD or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the market price of one share of Common Stock as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

          2.3 Automatic Conversion. In the event of termination of this Warrant pursuant to Section 1 above, to the extent that this Warrant is then exercisable and such exercise would result in the issuance of Shares to the Holder, this Warrant shall be deemed automatically exercised in full under Section 2.2 above immediately prior to the time at which it would otherwise expire.

          2.4 HSR Compliance. Exercise or conversion of this Warrant is subject to compliance by the Holder with all applicable filing requirements, and expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). The Company will cooperate with the Holder in making all applicable filings under the HSR Act, provided, however, that the Holder shall pay all applicable filing fees.

     3. Securities Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Shares to be issued upon exercise or conversion of this Warrant shall be approved for listing on the Nasdaq Market, subject to official notice of issuance.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities or other property purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          4.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), unless this Warrant shall have been exercised or terminated in accordance with its terms, this Warrant shall thereafter be exercisable solely for the kind and amount of consideration, including but not limited to shares of stock, other securities, money and property, that the Holder would have received upon such reclassification, change, conversion or merger if the Holder had exercised this Warrant in full prior to such reclassification, change, conversion or merger. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, conversions or mergers. The Company agrees to make appropriate provision in any definitive agreements providing for such a transaction in order to carry out the terms of this Section.

          4.2 Subdivisions or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine the securities of the class issuable upon exercise of this Warrant, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

          4.3 Stock Dividends. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend payable in securities of the class issuable upon exercise of this Warrant (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of such class of securities outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of such class of securities outstanding immediately after such dividend or distribution, and the number of Shares subject to this Warrant shall be proportionately adjusted.

          4.4 Common Stock Rights. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of, or shall otherwise issue to all holders of Common Stock, rights, warrants or options (not being available on an equivalent basis to the Holders of this Warrant upon exercise) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.4, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment. In making any determinations under this Section 4.4, there shall be taken into account any consideration received for such rights, warrants or options, the value of which consideration, if other than cash, shall be fixed in good faith by the Board of Directors of the Company, whose determination shall be final.

          4.5 Distributions of Property. If, at any time while this Warrant is outstanding and unexpired, the Company shall pay a dividend or other distribution on all Common Stock consisting of evidences of its indebtedness or assets (excluding any dividend or distribution paid in cash, or any dividend or distribution described in Sections 4.2, 4.3 or 4.4 of this Warrant), the Exercise Price shall be decreased by multiplying the then current Exercise Price by a fraction, the numerator of which shall be the current market price (determined as provided in Section 2.2) of a share of Common Stock on the date fixed for the determination of stockholders entitled to receive such dividend or distribution less the fair market value (as determined by the Board of Directors of Company, whose determination shall be final) of the portion of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator of which shall be such current market price of a share of Common Stock, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or distribution had not been fixed. Upon adjustment of the Exercise Price pursuant to this Section 4.5, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted by multiplying such number of shares prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect immediately after giving effect to such adjustment.

          4.6 Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty days of such adjustment deliver a certificate to the Holder signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares subject to this Warrant and the Exercise Price therefor, as applicable, after giving effect to such adjustment.

     5.   Compliance with Securities Laws; Restrictions on Transfer.

          5.1 Accredited Investor. This issuance of this Warrant is conditioned upon, and by its acceptance hereof the Holder hereby confirms, that the Holder is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended.

          5.2 Legend. Upon issuance, certificates evidencing the Shares shall bear legends in substantially the form set forth in the Purchase Agreement.

          5.3 Transfer Restrictions; Compliance with Securities Laws on Transfer. This Warrant may not be transferred in whole or in part without the prior written consent of the Company, except that such consent shall not be required for the transfer of all or any part of this Warrant covering Vested Shares. Any purported transfer of this Warrant in violation of the foregoing restriction shall be void, and the Company shall not recognize any such purported transfer on the securities ledger of the Company. In addition, no permitted transfer of this Warrant or the Shares may be made without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company will reasonably cooperate with the Holder in connection with any permitted transfer of this Warrant, including by issuing new certificates representing the Warrant or any portion thereof so transferred.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     8.   Notices.

          8.1 Notice of Certain Events. The Company shall provide the Holder with at least twenty days notice (or such greater amount of notice as Delaware law requires to be given to stockholders having the right to vote at a meeting on any Sale Event, as defined herein) prior to (i) a merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another person or entity (other than such a transaction wherein the stockholders of the Company prior to such transaction retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing entity) (a "SALE EVENT"), (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash or other dividend or distribution declared on the Shares (each, a "NOTICE EVENT"). If a notice is provided pursuant to subsection (i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

          8.2 Notice Procedure. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

         If to the Holder:

         VHA Inc.
         220 East Las Colinas Boulevard
         Irving, Texas 75030-5500
         Facsimile: 972-830-0391
         Attention: Chief Financial Officer

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Facsimile: 212-735-2000
         Attention: Nancy A. Lieberman

         If to the Company:

         Neoforma.com, Inc.
         3255-7 Scott Boulevard
         Santa Clara, California 95054
         Facsimile: 408-549-6211
         Attention: Chief Financial Officer

         with a copy to:

         Fenwick & West LLP Two Palo Alto Square Palo Alto, California 94306 Facsimile No.: 650-494-1417
         Attention: Gordon K. Davidson
                    Douglas N. Cogen

     9. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate for Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     10. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     11. Assignment. Neither the Company nor the Holder may assign either this Warrant or any of its rights, interests, or obligations hereunder without the prior written consent of the other, except that the Company's consent shall not be required for the Holder to assign all or any portion of this Warrant covering Vested Shares. Subject to the preceding sentence and the restrictions on transfer of this Warrant set forth in Section 5.3, this Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, this Warrant has been executed as of the Issue Date.


                                        NEOFORMA.COM, INC.


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                         exercise of the within Warrant)


     The undersigned registered Holder of the within Warrant hereby irrevocably exercises the within Warrant for and purchases _________ shares of Common Stock
of Neoforma.com, Inc. and herewith makes payment therefor in the amount of $   ,
all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ____________ certificates in denominations of shares each) for the shares hereby purchased be issued in the name of and delivered to ___________________________________ whose address is
____________________________________________________ and, if such shares shall not include all the Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares not being purchased hereunder be issued in the name of and delivered to the undersigned, whose address is
___________________________________________________________________________.

Date: ______________________

                                        Holder:

                                        VHA Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                      INVESTMENT REPRESENTATION CERTIFICATE


Holder:   VHA Inc.

Company:  Neoforma.com, Inc.

Security: Common Stock

Amount:

Date:

     In connection with the purchase of the above-listed securities (the "SHARES"), the undersigned (the "HOLDER") represents to the Company as follows:

     The Shares to be purchased by or delivered to the Holder hereunder will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended ("1933 ACT"), and Holder represents that it has no present intention or agreement to sell, grant any participation in, or otherwise distribute any of the Shares to be acquired hereunder in any public resale or distribution within the meaning of the 1933 Act. Holder also represents that it has not been formed for the specific purpose of acquiring Securities under this Agreement.

     Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

     Holder understands that the purchase of the Shares involves substantial risk. Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder's investment in the Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

     Holder understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Holder represents that Holder is familiar with Rule 144 of the Securities


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

and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

     At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

     Without in any way limiting the representations set forth above, Holder further acknowledges that the Shares are subject to limitations on disposition thereof set forth in the Warrant and in that certain Common Stock and Warrant Agreement, dated as of March 30, 2000 by and between the Company and Holder, and acknowledges that Holder is bound by such restrictions.


Date: ______________________

                                        Holder:

                                        VHA Inc.


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                       12